Exhibit 5.1

Law Office of Jennifer A. Post
9320 Wilshire Boulevard, Suite 306
Beverly Hills, California 90212

November 2, 2010

Derycz Scientific, Inc.
1524 Cloverfield Boulevard, Suite E
Santa Monica, California 90404

Re:	Derycz Scientific, Inc, Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Derycz Scientific, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Post Effective Amendment to the Registration Statement on Form S-1, File No. 333-148392 (the "Registration Statement") relating to the registration of an aggregate of 4,708,250 shares (the "Shares") of the Company’s common stock, $0.001 par value (the "Common Stock"), which includes (i) 2,852,000 Shares issued and outstanding and held by the Selling Security Holders named therein, and (ii) 1,856,250 Shares (the "Warrant Shares") underlying the warrants (the "Warrants") as described in the Registration Statement and held by the Selling Security Holders named therein.  This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Shares and the Warrant Shares.

In connection with the Registration Statement, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration of the Shares and the registration and proposed issuance of the Warrant Shares, the Articles of Incorporation of the Company, the Bylaws of the Company, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

As to the facts on which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies and the legal capacity of natural persons.

The opinion expressed herein is limited to the General Corporation Law of the State of Nevada, including the applicable provisions of the Nevada Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver the Shares and the Warrant Shares (i) are in full force and effect; (ii) were in full force and effect at all times at which such Shares and Warrants were sold; and (iii) will be in full force and effect at all times at which such Warrant Shares are issued and delivered by the Company, and that the Company will take no action inconsistent with such resolutions.

Based upon our review and the foregoing assumptions, it is our opinion that (i) the Shares have been legally issued and are fully paid and nonassessable; and (ii) the Warrant Shares, when issued, delivered and paid for, as applicable, in full in accordance with the provisions of the Warrants, will be legally issued, fully paid, and nonassessable.

We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to the application of, the securities or blue sky laws of the various states of the United States to the issuance and sale of the Shares or the Warrant Shares.

It is understood that this opinion is to be relied upon only in connection with the offer and sale of the Shares and the Warrant Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We consent to the use of this opinion in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the rules and regulations of the Commission promulgated thereunder.

/s/ Law Office of Jennifer A. Post